SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 11, 2005

AmeriCredit Automobile Receivables Trust 2005-D-A
(Exact name of registrant as specified in its charter)

Delaware	333-121120	20-3685112

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o AmeriCredit Financial Services, Inc. Attention: J. Michael May, Esq. 801 Cherry Street, Suite 3900 Fort Worth, Texas		76102

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (817) 302-7000

(Former name or former address, if changed since last report)

     Item 8.01. Other Events

     The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 15, 2005; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of September 30, 2005 and for the three- and nine-month periods ended September 30, 2005 and September 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2005 (which was filed with the Commission on November 9, 2005), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of June 30, 2005 and for the three- and six-month periods ended June 30, 2005 and June 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2005 (which was filed with the Commission on August 9, 2005), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2005 and for the three – month periods ended March 31, 2005 and March 31, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2005 (which was filed with the Commission on May 10, 2005), and the Current Reports on Form 8-K filed with the Commission on April 11, 2005, April 20, 2005, May 5, 2005, July 20, 2005, and August 2, 2005 and the information furnished and deemed to be filed under Item 2.02 contained in Ambac Financial Group's Current Report on Form 8-K dated and filed on October 19, 2005, as they relate to Ambac Assurance Corporation, are hereby incorporated by reference into (i) this Current Report on Form 8-K; (ii) the Prospectus dated as of January 7, 2005 of AmeriCredit Financial Services, Inc.; (iii) the Prospectus Supplement for the Trust and (iv) the Registration Statement on Form S-3 (No. 333-121120) of AmeriCredit Financial Services, Inc. and shall be deemed to be part hereof and thereof.

     Item 9.01. Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits:

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ambac Assurance Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-D-A

By:	AmeriCredit Financial Services, Inc., as Servicer

By:	/s/ J. Michael May

Name:	J. Michael May
Title:	Senior Vice President, Chief Legal
Officer and Secretary

Dated: November 14, 2005

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ambac Assurance Corporation.